UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2006
FIRST BANCORP
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On March 28, 2006, Jose Julian Alvarez, 72, informed the Company that he would resign from his position as Director of First BanCorp. (the “Company”), effective March 31, 2006. Mr. Alvarez’s term as a director would have expired at the 2006 Annual Meeting of Stockholders and, given the Company’s retirement policy for the Board of Directors, Mr. Alvarez would not have been eligible for reelection. The Company’s retirement policy for Directors provides that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected but will not be eligible to stand for reelection.
Mr. Alvarez decided to resign at this time in view of the postponement of the 2006 Annual Meeting of Stockholders until further notice (as described in the Company’s Form 8-K filed on March 20, 2006).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006	FIRST BANCORP
	By:	/s/ Luis M. Cabrera
	Name:	Luis M. Cabrera
	Title:	Executive Vice President and Interim Chief Financial Officer